Exhibit 3.1

AMENDED BYLAWS

of

DTE ENERGY COMPANY

As amended through December 3, 2025

AMENDED BYLAWS
of
DTE ENERGY COMPANY

AMENDED BYLAWS

of

DTE ENERGY COMPANY

As amended through December 3, 2025

ARTICLE I.
Shareholders

Section 1.    Annual Meeting. The annual meeting of the shareholders of the Company shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and such other purpose or purposes as may be stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but will instead be held solely by means of remote communication as provided under Section 1405 of the Michigan General Corporation Law.

Section 2.    Special Meetings.

(a)    Special meetings of the shareholders may be called (i) by the Board of Directors, the Chair of the Board or the Lead Independent Director, if one has been designated, or (ii) by the Corporate Secretary at the written request of one or more shareholders of record who have continuously held for a minimum of one full year prior to the date such request is delivered to the Corporate Secretary shares of common stock of the Company representing in the aggregate at least fifteen percent (15%) (the “Requisite Percentage”) of the outstanding shares of stock of the Company entitled to vote at such meeting, on such date and at such time and place as may designated and for such purpose or purposes as set forth in the notice of meeting.

(b)    A request for a shareholder requested special meeting must be signed by the holders of the Requisite Percentage (or their authorized agents) and be delivered to the Corporate Secretary at the principal executive offices of the Company by registered mail, return receipt requested or by a nationally recognized private overnight courier service, return receipt requested.

(c)    To be in proper form and valid, a request for a shareholder requested special meeting shall (1) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (2) bear the date of signature of each shareholder (or authorized agent) signing the request, (3) set forth (w) the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the request is signed), (x) the number of shares that are held of record or are beneficially owned, directly or indirectly, by such shareholder, (y) include documentary evidence that the shareholders held the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date, provided that if any of the shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Corporate Secretary within ten (10) days after the request date) that the beneficial owners on whose behalf the request is made held, together with any requesting shareholders who are beneficial owners, the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date and (z) a certification from the shareholder submitting the request that the shareholders signing the request in the aggregate satisfy the Requisite Percentage, (4) describe any material interest of each such shareholder in the specific purpose or purposes of the meeting,(5) contain any other information that would be required to be provided by a shareholder seeking to nominate directors or bring an item of business before an annual meeting of shareholders pursuant to Section 10 of this Article, (6) include an acknowledgment by each shareholder and any authorized agent that any reduction in shares owned by such shareholder as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such shareholder shall constitute a revocation of such request to the extent of such reduction, and (7) include an agreement by each shareholder and any authorized agent to update and supplement the information previously provided to the Company in connection with such request, not later than ten (10) business days after the record date for notice of the Shareholder requested special meeting. In addition, the shareholders and any of their authorized agents shall promptly provide any other information reasonably requested by the Company.

(d)    The Company will provide the requesting shareholders with notice of the record date for the determination of shareholders entitled to vote at the shareholder requested special meeting in the manner described in Section 7 of this Article.

(e)    Any requesting shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Corporate Secretary at the principal executive offices of the Company. If, following such revocation (including any revocation resulting from a disposition of shares) at any time before the date of the shareholder requested special meeting, the remaining unrevoked requests are from shareholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the shareholder requested special meeting.

(f)    Notwithstanding the foregoing, a special meeting request shall not be valid, and the Corporate Secretary shall not be required to call the shareholder requested special meeting if (1) the request for such special meeting does not comply with this Section 2, (2) the Board of Directors, the Chair of the Board or the Lead Independent Director has called or calls an annual or special meeting of shareholders to be held not later than ninety (90) days after the date on which a valid request has been delivered to the Corporate Secretary (the “Delivery Date”) and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) an identical or substantially similar item of business (a “Similar Item”) specified in the shareholder’s request, (3) the request is received by the Corporate Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (4) if two or more special meetings have been called at the request of shareholders and convened within the 12-month period ending on the Delivery Date, (5) the request contains a Similar Item to an item that was presented at any meeting of shareholders held within one hundred and twenty (120) days prior to the Delivery Date, (6) the request relates to an item of business that is not a proper subject for action by the shareholders of the Company under applicable law or (7) the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 2 have been satisfied and such determination shall be binding on the Company and its shareholders.

(g)    If a valid special meeting request has been made, the shareholder requested special meeting shall be held at such date, time and place as the Board of Directors shall fix; provided, however, that the date of any such special meeting shall be not more than 120 days after the special meeting request is delivered to the Corporate Secretary.

(h)    Business transacted at any shareholder requested special meeting shall be limited to the purpose(s) stated in a valid special meeting request for such meeting; provided, however, that nothing herein shall prohibit the Company from submitting matters to a vote of the shareholders at any shareholder requested special meeting.

(i)    If none of the Shareholders who submitted the request for a Shareholder requested special meeting appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the special meeting request, the Company need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

Section 3.    Notice of Meetings. Written notice or notice by electronic transmission of the date, time, place and purpose or purposes the meeting and the matters proposed to be acted on at such meeting of the shareholders shall be given in the manner described in Article V. If the Board of Directors determined that a shareholder or proxy holder may be present and vote at a meeting by remote communication, the means of remote communication allowed shall be included in the notice. Notice of a special meeting shall also indicate that it is being issued by or at the direction of the Board of Directors, the Chair of the Board, the Lead Independent Director, if one has been designated, or the holders of Requisite Percentage of the outstanding shares of stock of the Company.

Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, or a waiver of notice by electronic transmission, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, will result in both of the following:

(a)    Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(b)    Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 4.    Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. Notice need not be given of any adjourned meeting if the new date, time and place of the meeting are announced at the meeting at which the adjournment is taken. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she were permitted to be present and vote by that means of remote communication in the original meeting notice. If a notice of the adjourned meeting is not given, the Company may only transact business that might have been transacted at the original meeting. If, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to notice under these Bylaws as of the new record date.

Section 5.    Quorum. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, whether present in person, by means of remote communication, or by proxy, shall constitute a quorum at any meeting of shareholders. If at any meeting there shall be no quorum, the holders of a majority of the outstanding shares of stock so present or represented shall have the power to adjourn the meeting, without notice other than announcement at the meeting of the new meeting time and place, until a quorum has been obtained. When a quorum is present, the shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.    Voting. Except as otherwise provided in the Articles of Incorporation, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote. Votes may be cast orally, in writing or by any other means permitted under Michigan law, as the chair of the meeting may decide. All voting may be done either in person or by proxy appointed by instrument in writing or by electronic means (telephone or internet), signed, or identified by the shareholder’s identification number or other unique identifier that is reasonably designed to ensure authenticity by such shareholder or his or her authorized agent. When a quorum is present:

(a)    Action on a matter is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, unless the action is the election of directors, or is one upon which by express provision of law, the Articles of Incorporation or these Bylaws, a larger or different vote is required; and

(b)    Each director shall be elected by a majority of votes properly cast at any meeting of shareholders for the election of directors. However, if the number of director nominees for any director election exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by holders of the shares entitled to vote at any meeting for the election of directors at which a quorum is present will be elected. For purposes of this Section 6(b) of Article I, a majority of the votes properly cast means that the number of shares properly voted “for” a director must exceed fifty percent (50%) of the votes properly cast with respect to that director. The votes cast shall exclude abstentions with respect to that director’s election.

Section 7.    Record of Shareholders. For the purpose of determining the shareholders entitled (a) to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, (b) to express consent to, or dissent from, any proposal without a meeting, or (c) to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date shall not precede the date upon which it is fixed and shall not be less than 10 days nor more than 60 days before the date of the meeting, or the taking of any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors chooses to fix a new record date for the adjourned meeting.

Section 8.    List of Shareholders. The Corporate Secretary shall prepare or have prepared before every meeting of shareholders a complete list of shareholders entitled to vote at the meeting in compliance with Michigan law.

Section 9.    Order of Business. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the Chair of the Board as provided in these Bylaws. The chair shall determine the order of business and shall have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the chair in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

Section 10.    Director Nominations and Shareholder Business.
(a)    Annual Shareholder Meeting. At an annual meeting of shareholders, only such business will be conducted or considered as is properly brought before the meeting. Except for nominations that are included in the Company’s annual meeting proxy statement pursuant to Article I Section 12, to be properly brought before an annual meeting:

(i)    Nominations of persons for election as directors may be made only at an annual meeting (1) by or at the direction of the Board of Directors or a committee thereof, or (2) by any shareholder who is a shareholder of record at the time of giving notice, who is entitled to vote at the annual meeting and who complies with the notice requirements set forth in this Article.

(ii)    Other business to be considered at an annual meeting shall be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, Chair of the Board, the President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary; (2) brought by or at the direction of the Board of Directors; or (3) properly requested by any shareholder of record who is entitled to vote at the annual meeting, in accordance with the law and with the notice requirements provided in this Article.

(b)    A shareholder of record who intends to make a director nomination or to bring any other matter before an annual meeting must give notice of his or her intent in writing to the Corporate Secretary. A shareholder’s notice must be received at the principal executive offices of the Company not earlier than the150th day and not later than the close of business on the 120th day prior to the anniversary of the most recent annual meeting of shareholders, or, if the date of the annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the most recent annual meeting of shareholders, then not later than the close of business on the earlier of the (1) 10th day after public disclosure of the meeting date, or (2) the 60th day prior to the day the Company commences mailing of its proxy materials for the annual meeting of shareholders. The number of nominees a proposing shareholder may nominate for election at an annual meeting shall not exceed the number of directors to be elected by shareholders generally at such annual meeting. In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder notice as described in this Article.

(c)    All shareholder notices must include:

(i)    the name and address, as they appear on the Company books, of the shareholder making the nomination or proposing the shareholder business, along with the class and number of shares of Company stock owned by the shareholder;

(ii)    a representation that the shareholder is a shareholder of record of Company stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to make the nomination or propose the business specified in the notice;

(iii)    if the shareholder notice is to bring a matter up for vote at a shareholder meeting other than director nominations, the following: (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the reasons for conducting such business at the annual meeting; (3) the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Act”)) the shareholder has in the matter and any beneficial owner (within the meaning of Section 13(d) of the Act), if any on whose behalf the business is being proposed; (5) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder; (6) a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; (7) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by or on behalf of the proposing shareholder or the beneficial owner, if any, on whose behalf the business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share prices changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Company; (8) the names and addresses of other shareholders (including beneficial and record owners) known by the shareholder to support the business proposal, and to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholders; and (9) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder.;

(iv)    if a shareholder notice is to nominate a person for election as a director (a “Shareholder Nominee”), a description of all arrangements or understandings between or among any of (1) the shareholder giving the notice, (2) the beneficial owner on whose behalf the notice is given, (3) the Shareholder Nominee, and (4) any other person or person (naming such person or persons) pursuant to which the nomination is to be made by the shareholder giving the notice; and

(v)    if a shareholder notice is to nominate a Shareholder Nominee, the following: (1) the name, age, business address and residence address of each Shareholder Nominee; (2) the principal occupation or employment of each Shareholder Nominee; (3) the class and number of shares of capital stock of the Company which are owned of record and beneficially by each Shareholder Nominee; (4) the information that would be required to be disclosed in a proxy statement to comply with all applicable requirements of the Act and the rules and regulations thereunder as if each Shareholder Nominee had been nominated by the Board; (5) within two weeks of receipt of the Secretary’s written request therefor, the following information: (i) a completed copy of the Company’s form of director’s questionnaire, and (ii) the consent of the Shareholder Nominee to the Company engaging in a background investigation of the Shareholder Nominee, including the possible use of one or more third parties to assist with the investigation; (6) a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the nomination is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the nomination and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such nomination, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; (7) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by or on behalf of the proposing shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share prices changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Company; (8) the names and addresses of other shareholders (including beneficial and record owners) known by the shareholder to support the nomination, and to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholders; (9) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder; (10) any additional information as necessary to permit the Board of Directors to determine if the Shareholder Nominee is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company's directors (the “Applicable Independence Standards”); (11) a written representation of the shareholder or the beneficial owner, if any, intends or is part of a group that intends to solicit proxies or votes in support of such Shareholder Nominee in accordance with Rule 14a-19 promulgated under the Act; (12) a written representation and agreement of the Shareholder Nominee, in the form provided by the Secretary upon written request, relating to the Shareholder Nominee's compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Company's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, any other Company code of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Company directors; and (13) a written representation and agreement of the Shareholder Nominee, that such person (i) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as director unless the terms of such agreement, arrangement or understanding have been provided to the Company, and (iii) intends to serve as a director for the full term for which such Shareholder Nominee is standing for election.

Any shareholder notice to nominate a Shareholder Nominee must be accompanied by a written and signed consent of the Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director of the Company if elected.

Any shareholder soliciting proxies from other shareholders for a Shareholder Nominee must use a proxy card color other than white, which shall be reserved for the exclusive use of the Company’s Board of Directors.

(d)    Only such persons who are nominated in accordance with the procedures set forth in this Article I Section 10 or Article I Section 12 shall be eligible to be elected at any meeting of shareholders of the Company to serve as directors, and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Article I Section. If any proposed nomination was not made or proposed in compliance with Article I Section 10 or Article I Section 12, as applicable, or other business was not made or proposed in compliance with this Article I Section 10, then except as otherwise provided by law, the Chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Without limiting the generality of the foregoing, if any shareholder (1) provides notice pursuant to Rule 14a-19(b) under the Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), then the Company shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Company, if any shareholder provides notice pursuant to Rule 14a-19(b), such shareholder shall deliver to the Company, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

(e) This Article I Section 10 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Company of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to, and in compliance with, Rule 14a-8 under the Act, and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

Section 11.    Inspectors.

In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors for the meeting. If inspectors are not so appointed, the chair of the meeting may appoint such inspectors. No officer or director of the Company or candidate for director shall be appointed as an inspector.

Section 12. Proxy Access for Director Nominations.

The Company shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (defined below), of any Shareholder Nominee identified in a timely notice that satisfies Section 10 of this Article I delivered by one or more shareholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of this Section 12 of this Article I (such shareholder or shareholders, and any Associated Person (as defined below) of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by this Article I to have its Shareholder Nominee included in the Company’s proxy materials pursuant to this Article I Section 12.

(a)    For purposes of this Article I Section 12, the “Required Information” that the Company will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Company, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) if the Eligible Shareholder so elects, a Statement (defined below). For purposes of this Article I Section 12, “Associated Person” means any affiliate or associate of or other party acting in concert with (A) a shareholder nominating a Shareholder Nominee or (B) any beneficial owner on whose behalf the shareholder is acting; and the terms “affiliate” and “associate” shall have the meanings ascribed to such terms under the Securities Exchange Act of 1934, as amended.

(b)    The Company shall not be required to include a Shareholder Nominee in the Company’s proxy materials for any meeting of shareholders for which (i) the Secretary receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Article I Section 10 and (ii) the Eligible Shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy materials pursuant to this Article I Section 12.

(c)    The number of Shareholder Nominees appearing in the Company’s proxy materials with respect to an annual meeting of shareholders (including Shareholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for re-election and any Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Article I Section 12 and either are subsequently withdrawn or that the Board of Directors decides to nominate as Board Nominees) shall not exceed the greater of (i) 2 or (ii) 20% of the number of directors in office (rounded down to the nearest whole number) as of the last day on which notice of a nomination may be delivered pursuant to this Article I Section 12 (the “Final Proxy Access Nomination Date.”) In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees for inclusion in the Company’s proxy materials shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article I Section 12 exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Company’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Company’s capital stock each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Company. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)    An Eligible Shareholder must have owned (as defined below) 3% or more of the Company’s outstanding capital stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Company in accordance with Article I Section 12 and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (d), (i) the shares of common stock owned by one or more shareholders, or by the person or persons who own shares of the Company’s common stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and (ii) any two or more funds that are (1) under common management and funded primarily by a single employer or (2) a “group of investment companies,” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or person for this purpose. Within the time period specified in this Article I Section 12 for providing notice of a nomination, an Eligible Shareholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Article I Section 10): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Company, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended, (D) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (v) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (w) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Article I Section 12, (x) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee, (y) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Company, and (z) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (E) an undertaking that the Eligible Shareholder agrees to (w) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Company’s shareholders or out of the information that the Eligible Shareholder provided to the Company, (x) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article I Section 12, (y) file with the Securities and Exchange Commission all soliciting and other materials as required under Section 10 of this Article I, and (z) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (D) above.

(e)    For purposes of this Article I Section 12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Company’s capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder in any transaction that has not been settled or closed, (y) borrowed by such shareholder for any purposes or purchased by such shareholder pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice. Whether outstanding shares of the Company’s capital stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Company and its shareholders.

(f)    The Eligible Shareholder may provide to the Secretary, within the time period specified in Article I Section 10 for providing notice of a nomination, a written statement for inclusion in the Company’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the Statement). Notwithstanding anything to the contrary contained in this Article I, the Company may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(g)    The Company shall not be required to include, pursuant to this Article I Section 12, a Shareholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of Article I Section 12 and does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy materials pursuant to this Article I Section 12, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Company’s Articles of Incorporation, the listing standards of the principal exchange upon which the Company’s capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a director or officer for any public utility company regulated by the Federal Energy Regulatory Commission, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (x) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Article I.

(h)    In addition to the information required to be provided by the Eligible Shareholder by Sections 10 and 12 of this Article I each Shareholder Nominee and each Board Nominee shall provide to the Secretary of the Company, within two weeks of receipt of the Secretary's written request therefor, the following information: (i) a complete copy of the Company's form of director's questionnaire and (ii) the consent of the Shareholder Nominee to the Company engaging in a background investigation of the Shareholder Nominee, including the possible use of one or more third parties to assist with the investigation.

(i)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Article I, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article I Section 12.

(j)    The Eligible Shareholder (including any person who owns shares that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 10 of this Article 1) shall file with the Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(k)    No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Article I Section 12.

ARTICLE II.
Board of Directors and Committees

Section 1.    Number and Time of Holding Office. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors; provided that no change in the number of directors shall serve to shorten the term of office of any incumbent director. Except as provided in Section 2 of this Article II, directors shall be elected at each annual shareholder meeting to hold office until the next annual meeting. If at any time the holders of any series of the Company's Preferred Stock are entitled to elect directors pursuant to the Articles of Incorporation of the Company, then the provisions of such series of Preferred Stock with respect to their rights shall apply and such directors shall be elected in a manner and for terms expiring consistent with the Articles of Incorporation.

Each director shall serve for the term to which the director was elected, and until a successor shall have been elected and qualified or until the director’s prior death, resignation, or removal. Except for the Chief Executive Officer of the Company, no person who has served as an employee of the Company or a subsidiary shall be elected a director after retiring from employment with the Company or a subsidiary.

Section 2.    Vacancies. Any vacancy in the Board of Directors may be filled by a majority vote of the remaining members of the Board of Directors then in office (even if constituting less than a quorum). Each person elected by the Board of Directors to fill a director vacancy shall be subject to election by a vote of the shareholders at the next annual shareholder meeting. During the existence of any vacancy, the remaining directors shall possess and may exercise all the powers of the full Board of Directors, unless otherwise required by law or these Bylaws.

Section 3.    Meetings of the Board.

(a)    Annual Meetings. An annual meeting of the Board of Directors shall be held without notice each year as soon as practicable after the adjournment of the annual meeting of shareholders for the purpose of election of officers and consideration of such business that may properly be brought before the meeting. If there is less than a quorum at the annual meeting of the Board of Directors, the meeting shall be adjourned and the matters which might have been taken up at the annual meeting may be taken up at any later special or annual meeting, or by consent resolution.

(b)    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by the Board of Directors.

(c)    Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the Lead Independent Director, if one has been designated, or, during the absence or incapacity of the Chair of the Board or any designated Lead Independent Director, special meetings may be called by the Executive Committee, if one has been designated, by giving reasonable notice of the time and place of such meetings or by obtaining waivers of notice either signed or received by electronic transmission, before or after the meeting, from each absent director. A director’s attendance at or participation in any meeting of the Board of Directors or a committee waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

(d)    A director may participate in a meeting by means of remote communications where all persons participating in the meeting can communicate with each other. Such participation shall constitute attendance at any meeting.

(e)    Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.    Quorum. A majority of the directors in office at the time of a meeting of the Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting of the new meeting time and place, until a quorum has been obtained. The acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board of Directors, unless otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

Section 5.    Chair of the Board. From its members, the Board of Directors shall annually elect a Chair of the Board. The Chair of the Board may simultaneously serve as the Chief Executive Officer. Subject to Article I Section 9 and Article II Section 6, the Chair of the Board shall preside at meetings of the Board of Directors and meetings of shareholders at which the Chair of the Board is present.

Section 6.    Lead Independent Director. If the Chair of the Board is not an independent director, the independent members of the Board of Directors may elect a Lead Independent Director from among the Board’s independent members. The Lead Independent Director shall have such authority and powers as the Board of Directors may from time to time prescribe.

Section 7.    Committees.

(a)    Executive Committee. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate an Executive Committee to consist of the Chair of the Board, the Lead Independent Director, if one has been designated, and one or more of the other directors, and alternates, and shall designate the chair of the Executive Committee. Meetings of the Executive Committee may be called by the Chair of the Board, or, in the event of the incapacity or absence of the Chair of the Board, the Lead Independent Director, if one has been designated, or, in the incapacity or absence of the Chair of the Board and of any designated Lead Independent Director, meetings may be called by one or more members of the Executive Committee by giving reasonable notice of the time and place of such meetings. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Company, and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee may make rules for the conduct of its business and may appoint such subcommittees and assistants, as it shall from time to time deem necessary. All action taken by the Executive Committee shall be reported to the Board of Directors at its next meeting succeeding such action. The Corporate Secretary or an Assistant Corporate Secretary shall attend and act as the secretary of all meetings of the Executive Committee and keep the minutes thereof.

(b)    Other Committees. The Board of Directors may, by resolution, appoint such other committees consisting of one or more directors, and alternates, and shall designate the chair of each such committee. Committees other than the Executive Committee shall have such authority as shall be specified by the Board of Directors in the resolution making such appointments or approving the charter adopted to govern such committee.

(c)    The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting of the committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Committees and each member shall serve at the pleasure of the Board.

(d)    Notwithstanding the foregoing, no committee of the Board shall have the power or authority to:

(i)    amend the Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the Articles of Incorporation authorize the Board of Directors to do so;

(ii)    adopt an agreement of merger or plan of share exchange;

(iii)    recommend to shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets;

(iv)    recommend to shareholders a dissolution of the Company or revocation of a dissolution;

(v)    amend these Bylaws;

(vi)    fill vacancies on the Board of Directors; or

(vii)    unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock.

Section 8.    Action by Consent. Any action required or permitted at any meeting of directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on the action consent to the action in writing or by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the Board of Directors or committee and shall have the same effect as a vote of the Board of Directors or committee for all purposes.

Section 9.    Compensation. Each director of the Company who is not a salaried officer or employee of the Company may receive reasonable compensation for services as a director, including a reasonable fee for attendance at meetings of the Board of Directors and committees thereof, service as a committee chair or as Lead Independent Director and attendance at the Company's request at other meetings or similar activities related to the Company.

ARTICLE III.
Officers

Section 1.    Officers and Agents. The officers of the Company shall be a President, a Corporate Secretary and a Treasurer. The Board of Directors may also, from time to time, elect a Chief Executive Officer and one or more Vice Presidents, a Controller, a General Auditor, a General Counsel and such other officers and agents, as it may deem proper or advisable in the conduct of the affairs of the Company. The Board of Directors may, in its discretion, leave vacant any office other than that of the President, Corporate Secretary, or Treasurer. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, one person may hold any number of offices.

Section 2.    Term of Office. The term of office of all officers shall be until the next annual meeting of the Board of Directors or until the officers’ respective successors are chosen and qualified. Any officer or agent elected by the Board of Directors may be removed by the Board at any time, with or without cause.

Section 3.    Chief Executive Officer. The Chief Executive Officer of the Company shall have general charge of the business and affairs of the Company, subject to the control of the Board of Directors, may create in the name of the Company corporate obligations or other instruments and shall perform such other functions and acts as may be incident to the office of Chief Executive Officer or prescribed by the Board of Directors from time to time. The Chief Executive Officer may also simultaneously serve as the Chair of the Board.

The Chief Executive Officer shall manage or supervise the conduct of the corporate finances and relations of the Company with its shareholders, with the public, and with regulatory authorities, and may exercise all powers conferred upon the President elsewhere in the Bylaws. The Chief Executive Officer may delegate from time to time to other officers, employees or positions of the Company, such powers as the Chief Executive Officer may specify in writing. A copy of each such delegation and of any revocation or change shall be filed with the Corporate Secretary.

Section 4.    President. The President shall have the power and authority, subject to the control of the Board of Directors and the Chief Executive Officer, if one has been appointed, to perform all acts incident to the President’s office or prescribed by the Board of Directors or the Chief Executive Officer, or authorized or required by law. During the absence or disability of the Chief Executive Officer, if one has been elected, the President shall assume the duties and authority of the Chief Executive Officer of the Company.

Section 5.    Other Officers. The other officers, agents, and employees of the Company shall each have such powers and authority to perform such duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties that, from time to time, may be prescribed by the Board of Directors, by the Chief Executive Officer, or by the President, as the case may be.

Section 6.    Compensation. The compensation of all executive officers of the Company above the level of Assistant Vice President (or equivalent) and the General Auditor (whether or not he or she is above the level of Assistant Vice President) shall be fixed by the Board of Directors or by an authorized committee of the Board of Directors.

Section 7.    Voting of Shares and Securities of Other Corporations. Unless the Board of Directors otherwise directs, the Company’s Chair of the Board, Chief Executive Officer, President, Corporate Secretary and Assistant Corporate Secretary shall each be authorized to vote or to designate a proxy to vote all shares and other securities.

ARTICLE IV.
Capital Stock

Section 1.    Certificates of Shares. Shares of the Company’s stock may be certificated or uncertificated, as provided under Michigan law at any time. The certificated shares shall be represented by certificates signed by the Chair of the Board, the President or a Vice President and may also be signed by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of the Company, and shall be countersigned by a transfer agent for the stock and registered by a registrar for such stock. The signatures of the officers and the transfer agent and the registrar upon such certificates may be facsimiles, engraved, or printed, subject to the provisions of applicable law. In case any officer, transfer agent, or registrar shall cease to serve in that capacity after their facsimile signature has been placed on a certificate, the certificates may be issued with the same effect as if the officer, transfer agent, or registrar were still in office. A certificate representing shares shall state on its face that the Company is formed under the laws of the State of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the State of Michigan or by federal law or by the rules or regulations of any stock exchange or other organization applicable to the Company.

Section 2    . Uncertificated Shares. The Board of Directors may authorize, by resolution, the issuance of some or all of the shares of any class or series without certificates. The authorization will not affect shares already represented by certificates until the certificates are surrendered to the Company. Within a reasonable time after the issuance or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by applicable law, rule or regulation.

Section 3.    Transfer of Shares. The Company shall make transfers of stock on the Company’s books (a) upon the presentation of the certificates by the registered holder in person or by duly authorized agent or attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock and upon surrender of the appropriate certificates, or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized agent or attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Section 4.    Lost or Destroyed Stock Certificates. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

ARTICLE V.
Delivery of Notices

All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (as provided in the Michigan Business Corporation Act, with postage pre‑paid), and addressed to such person at the address designated by him or her for that purpose, or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. When a notice is required or permitted by the Michigan Business Corporation Act or these

Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Article V shall be deemed to be given when dispatched, or, if mailed, when deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Further notice shall be given by mail, publication, electronic transmission, or otherwise, if and as required by law.

ARTICLE VI.
Checks, Notes, Bonds, Debentures, etc.

All checks and drafts on the Company’s bank accounts, all bills of exchange and promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents, either manually or by facsimile signature or signatures, as shall be thereunto authorized from time to time by the Board of Directors either generally or in specific instances; provided that bonds, debentures, and other evidences of indebtedness of the Company bearing facsimile signatures of officers of the Company shall be issued only when authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors. In case any such officer of the Company shall cease to be such after such officer’s facsimile signature has been placed on the document, such bonds, debentures or other evidences of indebtedness may be issued with the same effect as if such person were still in office.

ARTICLE VII.
Corporate Seal

The Board of Directors may provide a suitable seal containing the name of the Company.

ARTICLE VIII.
Amendment of Bylaws

The Bylaws of the Company may be amended, repealed or adopted by vote of the holders of a majority of shares at the time entitled to vote in the election of any directors or by vote of a majority of the directors in office.

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